CONTACT:  Linda J. Wachner              Lawrence A. Rand
          212-370-8204                  Kekst and Company
                                        212-521-4800

          William S. Finkelstein
          212-370-8287

                                                        FOR IMMEDIATE RELEASE
                                                        ---------------------

                     WARNACO INCREASES QUARTERLY DIVIDEND
                     ------------------------------------


NEW YORK, NEW YORK, November 21, 1997 -- The Warnaco Group, Inc. today announced its Board of Directors has approved a 12.5% increase in the regular quarterly cash dividend to $0.09 per share from $0.08 per share. The dividend will be payable on January 6, 1998 to shareholders of record on December 5, 1997. The increase in the quarterly dividend reflects Warnaco's continued strong performance, solid financial position and the Board's confidence in the Company's future growth.

The Warnaco Group, Inc., headquartered in New York, is a leading manufacturer of intimate apparel, menswear and accessories sold under such brand names as Werner's (Registered Trademark), Olga (Registered Trademark), Valentino Intimo (Registered Trademark), Fruit of the Loom (Registered Trademark) bras, Van Raalte (Registered Trademark), Lejaby (Registered Trademark), Bodyslimmers (Registered Trademark), Chaps by Ralph Lauren (Registered Trademark), Calvin Klein (Registered Trademark) men's underwear and accessories and women's intimate apparel and Catalina (Registered Trademark) men's sportswear.